UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2014

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2014, the Board of Directors (the “Board”) of McKesson Corporation (the “Company”), upon recommendation of the Committee on Directors and Corporate Governance, elected N. Anthony Coles, M.D., as a new director, effective April 29, 2014. Dr. Coles’ term as a director will expire at the Company’s 2014 Annual Meeting of Stockholders unless he is renominated as a director, and elected by stockholders at the annual meeting in accordance with the Company’s majority voting standard. The size of the Board was increased from nine to ten members in connection with Dr. Coles’ election.

Dr. Coles was President, Chief Executive Officer and Chairman of the Board of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, from 2012 until 2013, having served as its President and Chief Executive Officer, and a member of its board of directors, from 2008 until 2012. From 2005 to 2008, Dr. Coles served as an executive and a director of NPS Pharmaceuticals, Inc., a public biopharmaceutical company (“NPS”). Dr. Coles began his tenure at NPS as President and Chief Operating Officer and ended his tenure there as President and Chief Executive Officer. Prior to 2005, Dr. Coles served in various leadership positions in the biopharmaceutical and pharmaceutical industries, including at Merck & Co., Inc., Bristol-Myers Squibb Company and Vertex Pharmaceuticals Incorporated.

The Board has appointed Dr. Coles as a member of the Compensation Committee and the Finance Committee. The Board has also determined that Dr. Coles is independent and meets the applicable director independence requirements of the New York Stock Exchange and the Company’s director independence standards, as adopted by the Board. There was no arrangement or understanding between Dr. Coles and any other persons pursuant to which he was selected as a director, and there are no related party transactions between Dr. Coles and the Company. Contemporaneously with his election, Dr. Coles executed the Company’s standard form of Indemnification Agreement, which provides for indemnification of the indemnitee to the fullest extent permitted by Delaware law.

Dr. Coles will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the caption “Director Compensation” in the Company’s definitive proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2013. Dr. Coles’ compensation as a non-employee director will be prorated to reflect the remainder of the Company’s annual non-employee director compensation program. Accordingly, subject to the terms and conditions of the Company’s 2013 Stock Plan, Dr. Coles will be granted restricted stock units (“RSUs”) in an amount representing a prorated portion of the annual equity award that was previously granted to non-employee directors. The effective date of the grant will be May 6, 2014, or such other date on which the window period opens for trading in the Company’s securities following the public release of the Company’s earnings for the fourth quarter of fiscal year 2014. The grant date value of the RSUs will be $37,500, and the number of RSUs granted to Dr. Coles will be determined by dividing $37,500 by the closing price of the Company’s common stock on the grant date.

Item 7.01	Regulation FD Disclosure.

On March 5, 2014, the Company issued a press release announcing the election of Dr. Coles to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information contained in this item, including Exhibit 99.1, is furnished to the Commission, but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company dated March 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 5, 2014
McKesson Corporation

	By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company dated March 5, 2014.